Exhibit 10.2
LUNA INNOVATIONS INCORPORATED
RESTRICTED STOCK UNIT GRANT NOTICE
(2024 INDUCEMENT PLAN)
Luna Innovations Incorporated (the “Company”), pursuant to Section 6(b) of the Company’s 2024 Inducement Plan (the “Plan”), hereby awards to Participant Restricted Stock Units for the number of shares of the Company’s Common Stock (“RSUs” or “Restricted Stock Units”) set forth below (sometimes referred to as the “Award”). The Award is subject to all of the terms and conditions as set forth in this grant notice (this “Restricted Stock Unit Grant Notice”) and in the Plan and the Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. The Award is granted in compliance with Nasdaq Listing Rule 5635(c)(4) as a material inducement to Participant entering into employment with the Company. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units/Shares:

Vesting Schedule:	Subject to the Participant’s Continuous Service through each applicable vesting date, the RSUs shall vest as follows: [___________]

Issuance Schedule:	Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: By accepting this Award, Participant acknowledges (i) having received and read this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and understands and agrees to all of the terms and conditions set forth in these documents, (ii) that the Award is subject to all the provisions of the Plan, the provisions of which are part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan, (iii) that this Restricted Stock Unit Grant Notice and the Award Agreement may not be modified, amended or revised except as provided in the Plan and (iv) that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements, promises and/or representations regarding the terms of this Award with the exception, if applicable, of (A) any compensation recovery policy that is adopted by the Company or compensation recoupment

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requirement otherwise required by applicable law, (B) the Company’s stock ownership guidelines, and (C) any written employment, offer letter or severance agreement, or any written severance plan or policy that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein, including but not limited to upon a Change in Control or upon an involuntary termination of Participant’s employment by the Company in connection with a Change in Control, if applicable.
By accepting this award, Participant also (i) further acknowledges his or her obligation to satisfy any tax withholding obligations imposed on the Company with respect to the Award or vesting of RSUs, or the delivery of the underlying Common Stock, as a condition to the receipt of any shares of Common Stock hereunder, including by requiring a cash payment to the Company by Participant and (ii) consents to receive this Restricted Stock Unit Grant Notice, the Award Agreement, the Plan, the prospectus for the Plan (if applicable) and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

LUNA INNOVATIONS INCORPORATED    PARTICIPANT
By:
    Signature    [Participant name]
Title:         Date:
Date:        Address:

ATTACHMENTS:	Restricted Stock Unit Agreement and 2024 Inducement Plan

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ATTACHMENT I
RESTRICTED STOCK UNIT AGREEMENT

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LUNA INNOVATIONS INCORPORATED
RESTRICTED STOCK UNIT AGREEMENT
(2024 INDUCEMENT PLAN)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), Luna Innovations Incorporated (the “Company”) has awarded you (“Participant”) Restricted Stock Units (“Restricted Stock Units” or “RSUs,” sometimes referred to generally as the “Award”) pursuant to Section 6(b) of the Company’s 2024 Inducement Plan (the “Plan”) for the number of Restricted Stock Units indicated in the Grant Notice. The Award is granted in compliance with Nasdaq Listing Rule 5635(c)(4) as a material inducement to you entering into employment with the Company. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your RSUs, in addition to those set forth in the Grant Notice, are as follows.
1.GRANT OF THE AWARD. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. This Award was granted in consideration of your past or expected future services to the Company or its Affiliates.
2.VESTING. Subject to the limitations contained herein, your RSUs will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the Restricted Stock Units that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to the underlying shares of Common Stock subject to the forfeited RSUs.
3.NUMBER OF SHARES. The number of Restricted Stock Units/shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.SECURITIES LAW COMPLIANCE; INVESTMENT REPRESENTATIONS. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Restricted Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations. By accepting this Award and in connection with the

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issuance of any shares of Common Stock hereunder, you hereby represent and warrant to the Company as follows:
a.You are an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act;
b.Your address included below your signature to the Grant Notice, including without limitation your state of residency, is accurate as of the date you sign the Grant Notice;
c.You have been advised that this Award and the underlying shares of Common Stock have not been registered under the Securities Act, or any state securities laws and, therefore, must be held indefinitely and cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available;
d.You are receiving the Award and any shares of Common Stock to be issued to you hereunder for your own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and you have no present intention of selling, granting any participation in, or otherwise distributing the same;
e.You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of such acquisition, are able to incur a complete loss of such investment without impairing your financial condition and are able to bear the economic risk of such acquisition for an indefinite period of time;
f.You understand and acknowledge that any certificates representing any shares of Common Stock, and all certificates issued in exchange for or in substitution of such certificates, will bear, upon the original issuance of the shares of Common Stock and until the legend is no longer required under applicable requirements of the Securities Act or applicable state securities laws, a legend with respect to the transfer restrictions described herein;
g.You understand and acknowledge that the Company is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of any shares of Common Stock underlying the Award;
h.You are familiar with the provisions of Rule 144 under the Securities Act as in effect from time to time, that, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of such securities (or from an

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affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions;
i.You further understand that at the time you wish to sell the shares of Common Stock underlying the Award, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, you may be precluded from selling such shares of Common Stock under Rule 144 even if the minimum holding period requirement had been satisfied;
j.You acknowledge that you have been afforded the opportunity (i) to ask such questions as you deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Award, and (ii) to consult your own tax, legal and financial advisors regarding this Award;
k.You acknowledge and agree that in making the decision to accept this Award, you have not relied on any statement, whether written or oral, regarding the subject matter of this Agreement, except as expressly provided in this Agreement and in the attachments and exhibits to this Agreement, including the Plan;
l.You acknowledge that the representations and warranties and agreements contained herein are made by you with the intent that they may be relied upon by the Company in determining your eligibility to acquire the Award and the shares of Common Stock subject to the Award, as applicable. You further agree that by accepting the Award, you will be representing and warranting that the foregoing representations and warranties are true as at the time that the shares of Common Stock hereunder are delivered with the same force and effect as if they had been made by you at the delivery time, and that they will survive the acquisition by you of the Award and the underlying shares of Common Stock and will continue in full force and effect notwithstanding any subsequent issuance (if applicable) or disposition by you of the Award and the underlying shares of Common Stock, as applicable; and
m.the Company is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
5.TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the RSUs or the shares issuable in respect of your RSUs, except as expressly provided in this Section 5. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units; provided that all transactions in the Company’s securities, including the shares issuable in respect of your RSUs, are subject to the Company’s Insider Trading Policy; and provided further, for the

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avoidance of doubt, that the transferability of any shares of Common Stock delivered to you hereunder shall be subject to Section 4 of this Agreement.
a.Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your RSUs will cease and your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, any Common Stock or other consideration that vested but was not issued before your death.
b.Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your RSUs or the shares of Common Stock issued upon vesting of your RSUs pursuant to a domestic relations order or marital settlement agreement that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company’s legal department prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
6.DATE OF ISSUANCE.
a.The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in this Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above). The issuance date determined by this paragraph is referred to as the “Original Issuance Date.”
b.If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
i.the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market, and
ii.either (1) Withholding Taxes (as defined below) do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Taxes by withholding shares of Common Stock from the shares otherwise due, on

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the Original Issuance Date, to you under this Award, and (B) not to permit you to pay your Withholding Taxes in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
c.The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
7.DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment.
8.RESTRICTIVE LEGENDS. The shares of Common Stock issued under your Award shall be endorsed with appropriate legends as determined by the Company.
9.EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.
10.AWARD NOT A SERVICE CONTRACT.
a.Nothing in this Agreement (including, but not limited to, the vesting of your RSUs or the issuance of the shares subject to your RSUs), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
b.The Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a

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“reorganization”). Such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. This Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to conduct a reorganization.
11.WITHHOLDING OBLIGATIONS.
a.On each vesting date, and on or before the time you receive a distribution of the shares underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your RSUs by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Compensation Committee of the Board.
b.Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.
c.In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

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12.TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
13.UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of vested RSUs, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
14.NOTICES. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:
COMPANY: Luna Innovations Incorporated
Attn: Stock Administrator
301 1st Street, SW, Suite 200
Roanoke, VA 24011

PARTICIPANT: Your address as on file with the Company
at the time notice is given

15.HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
16.MISCELLANEOUS.

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a.The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
b.You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
c.You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
d.This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
e.All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
17.GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder (the “Dodd-Frank Act”), any clawback policy adopted by the Company pursuant to the Dodd-Frank Act or otherwise and any compensation recovery otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
18.EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the RSUs subject to this Agreement or the stock underlying the RSUs upon issuance to you shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
19.CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules.

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20.SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
21.OTHER DOCUMENTS. You acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus (if applicable). In addition, you acknowledge receipt of the Company’s Insider Trading Policy.
22.AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
23.COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).
* * * * *

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This Restricted Stock Unit Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Stock Unit Grant Notice to which it is attached.

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ATTACHMENT II
2024 INDUCEMENT PLAN

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